Exhibit 10.10
Form for Persons without Employment Agreements

CASELLA WASTE SYSTEMS, INC.
NONSTATUTORY STOCK OPTION AGREEMENT
Casella Waste Systems, Inc. (the “Company”) hereby grants the following stock option pursuant to its Amended and Restated 2016 Incentive Plan. The terms and conditions attached hereto are also a part hereof.
Notice of Grant

Name of optionee (the “Participant”):
Grant Date:
Number of shares of the Company’s Class A Common Stock subject to this option (“Shares”):
Option exercise price per Share:
Number, if any, of Shares that vest immediately on the grant date:
Shares that are subject to vesting schedule:
Vesting Start Date:
Final Exercise Date:
Vesting Schedule:

All vesting is dependent on the Participant remaining an Eligible Participant, as provided herein.

This option satisfies in full all commitments that the Company has to the Participant with respect to the issuance of stock, stock options or other equity securities.
By accepting this Award, the Participant hereby (i) acknowledges that a copy of the Plan and a copy of the Plan prospectus have been delivered to the Participant and additional copies thereof are available upon request from the Company’s Human Resources Department, (ii) acknowledges receipt of a copy of this Notice of Grant and the terms and conditions attached hereto (collectively, the “Agreement”) and accepts the Award subject to all the terms and conditions of the Plan and the Agreement; (iii) represents that the Participant has read and understands the Plan, the Plan prospectus and the Agreement, and (iv) acknowledges that there are tax consequences related to the Award and that the Participant should consult a tax advisor to determine his or her actual tax consequences.
Electronic acceptance of this Award pursuant to the Company’s instructions to Participant (including through an online acceptance process managed by the Company’s agent) is acceptable.

CASELLA WASTE SYSTEMS, INC.
Signature of Participant
Street Address	By: Name of Officer Title:
City/State/Zip Code

CASELLA WASTE SYSTEMS, INC.
Nonstatutory Stock Option Agreement
Incorporated Terms and Conditions
1.Grant of Option.
This Agreement evidences the grant by the Company on the grant date (the “Grant Date”) set forth in the Notice of Grant that forms part of this Agreement (the “Notice of Grant”) to the Participant of an option to purchase, in whole or in part, on the terms provided herein and in the Company’s Amended and Restated 2016 Incentive Plan (the “Plan”), the number of Shares set forth in the Notice of Grant of Class A Common Stock, $0.01 par value per share, of the Company (“Common Stock”) at the exercise price per Share set forth in the Notice of Grant. Unless earlier terminated, this option shall expire at 5:00 p.m., Eastern time, on the Final Exercise Date set forth in the Notice of Grant (the “Final Exercise Date”).
It is intended that the option evidenced by this Agreement shall not be an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”). Except as otherwise indicated by the context, the term “Participant”, as used in this option, shall be deemed to include any person who acquires the right to exercise this option validly under its terms.
2.Vesting Schedule.
(a)This option is exercisable in accordance with the vesting schedule set forth in the Notice of Grant. This option shall expire upon, and will not be exercisable after, the Final Exercise Date. The right of exercise shall be cumulative so that to the extent the option is not exercised in any period to the maximum extent permissible it shall continue to be exercisable, in whole or in part, with respect to all Shares which are then exercisable until the earlier of the Final Exercise Date or the termination of this option under Section 3 hereof or the Plan.
(b)If the Participant ceases to be an employee, officer or director of, or consultant or advisor to, the Company or any parent or subsidiary of the Company as defined in Section 424(e) or (f) of the Code (an “Eligible Participant”) as a result of the Participant’s (i) death or (ii) Disability, this option shall become immediately exercisable as to all of the Shares subject to this option, effective as of such cessation. The Participant shall only be entitled to exercise this option following such cessation as provided in Section 3 below.
(c)For purposes of this Agreement, “Disability” or “Disabled” shall have the meaning provided under Treasury Regulation Section 1.409A-3(i)(4)(i) and (iii).
3.Exercise of Option.
(a)Form of Exercise. Each election to exercise this option shall be in writing in the form of the Notice of Exercise attached as Exhibit A (or in such other form as may be provided by the Company), signed by the Participant, and received by the Company at its principal office, accompanied by this Agreement, and payment in full in the manner provided in the Plan, including:

(1)in cash or by check, payable to the order of the Company;
(2)by delivery of an irrevocable and unconditional undertaking by a credit-worthy broker to deliver promptly to the Company sufficient funds to pay the exercise price, or delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a credit-worthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price, or by delivery of shares of Common Stock owned by the Participant valued at their fair market value (valued in the manner determined by (or in a manner approved by) the Board of Directors of the Company (the “Board”), which Common Stock was owned by the Participant at least six months prior to such delivery; or
(3)any combination of the above permitted forms of payment.
The Participant may purchase less than the number of Shares covered hereby, provided that no partial exercise of this option may be for any fractional Share.
(b)Continuous Relationship with the Company Required. Except as otherwise provided in this Section 3, this option may not be exercised unless the Participant, at the time he or she exercises this option, is, and has been at all times since the Grant Date, an Eligible Participant.
(c)Termination of Relationship with the Company. If the Participant ceases to be an Eligible Participant for any reason, then, except as provided in paragraphs (d) and (e) below, the right to exercise this option shall terminate three months after such cessation (but in no event after the Final Exercise Date), provided that this option shall be exercisable only to the extent that the Participant was entitled to exercise this option on the date of such cessation. Notwithstanding the foregoing, if the Participant, prior to the Final Exercise Date, violates the restrictive covenants (including, without limitation, the non-competition, non-solicitation, or confidentiality provisions) of any employment contract, confidentiality and nondisclosure agreement or other agreement between the Participant and the Company, the right to exercise this option shall terminate immediately upon such violation.
(d)Exercise Period Upon Death or Disability. If the Participant dies or becomes Disabled prior to the Final Exercise Date while he or she is an Eligible Participant and the Company has not terminated such relationship for Cause as specified in paragraph (e) below, this option shall be exercisable, within the period of one year following the date of death or Disability of the Participant, by the Participant (or in the case of death by an authorized transferee), provided that this option shall be exercisable only to the extent that this option was exercisable by the Participant on the date of his or her death or Disability, and further provided that this option shall not be exercisable after the Final Exercise Date.
(e)Discharge for Cause. If the Participant, prior to the Final Exercise Date, is discharged by the Company for Cause (as defined in the Plan), the right to exercise this option shall terminate immediately upon the effective date of such discharge. The Participant shall be considered to have been discharged for Cause if the Company determines, within 30 days after the Participant’s resignation, that discharge for cause was warranted.

4.Withholding.
No Shares will be issued pursuant to the exercise of this option unless and until the Participant pays to the Company, or makes provision satisfactory to the Company for payment of, any federal, state or local withholding taxes required by law to be withheld in respect of this option. Such withholding taxes may be satisfied, at the discretion of the Board, by the withholding of Shares of Common Stock of the Company. The Participant acknowledges that, regardless of any action taken by the Company, the ultimate liability for all federal, state, local or other taxes of any kind related to the Participant’s participation in the Plan and legally applicable to the Participant is and remains the Participant’s responsibility and may exceed the amount, if any, actually withheld by the Company.
5.Nontransferability of Option.
This option may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the lifetime of the Participant, this option shall be exercisable only by the Participant.
6.Provisions of the Plan.
This option is subject to the provisions of the Plan, a copy of which is furnished to the Participant with this option.
7.Electronic Delivery.
The Company may, in its sole discretion, decide to deliver any documents related to this option and participation in the Plan or future options that may be awarded under the Plan by electronic means or to request the Participant’s consent to participate in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.
8.Participant’s Acknowledgements.
The Participant acknowledges that the Participant: (i) has read this Agreement; (ii) has been represented in the preparation, negotiation and execution of this Agreement by legal counsel of the Participant’s own choice or has voluntarily declined to seek such counsel; (iii) understands the terms and consequences of this Agreement; (iv) is fully aware of the legal and binding effect of this Agreement; and (v) agrees that in accepting this award, the Participant will be bound by any clawback policy that the Company has in place or may adopt in the future.

EXHIBIT A

NOTICE OF STOCK OPTION EXERCISE
Date: ____________
Casella Waste Systems, Inc.
25 Greens Hill Lane
Rutland, Vermont 05701
Attention: Corporate Secretary
Dear Sir or Madam:
I am the holder of a Nonstatutory Stock Option granted to me under the Casella Waste Systems, Inc. (the “Company”) Amended and Restated 2016 Incentive Plan on __________ for the purchase of __________ shares of Class A Common Stock of the Company at a purchase price of $__________ per share.
I hereby exercise my option to purchase _________ shares of Class A Common Stock (the “Shares”), for which I have enclosed __________ in the amount of ________. Please register my stock certificate as follows:

Name(s):	_______________________
_______________________
Address:	_______________________
Tax I.D. #:	_______________________

Very truly yours,
_____________________________
(Signature)